UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 14, 2018
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

P.O. Box 619100, Dallas, Texas		75261-9100
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment No. 1 to Form 8-K amends the Form 8-K dated October 19, 2018, originally filed with the Securities and Exchange Commission on October 22, 2018, in which Kimberly-Clark Corporation (the “Corporation”) reported that Michael D. Hsu had been elected the Corporation’s Chief Executive Officer and Thomas J. Falk had been elected the Corporation’s Executive Chairman, with each action effective as of January 1, 2019.

In connection with these actions, on November 14, 2018, the Management Development and Compensation Committee of the Corporation’s Board of Directors approved the compensation of Mr. Hsu and Mr. Falk, effective January 1, 2019. Mr. Hsu’s base salary will be $1,250,000 per year. As a participant in the Corporation’s annual incentive plan, Mr. Hsu will be eligible for an annual bonus, based on company performance. Mr. Hsu’s target bonus under the plan will be 165% of his base salary. Mr. Falk’s base salary will be $650,000 per year and his target bonus under the annual incentive plan will be 150% of his base salary.

Mr. Hsu and Mr. Falk will be eligible for annual stock-based incentives. They will also participate in the Corporation’s supplemental 401(k) plan, executive severance plan and other benefit plans available to the Corporation’s executive officers and employees, as described in the Corporation’s Definitive Proxy Statement for the Annual Meeting of Stockholders held on May 10, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	November 16, 2018	By:	/s/ Grant B. McGee
Grant B. McGee Vice President and Secretary